Exhibit 10.11

AMENDMENT

TO

MASTER PURCHASE AGREEMENT

THIS AMENDMENT TO THE MASTER PURCHASE AGREEMENT (this “Amendment”) is executed by and between Chewy, Inc. (“Chewy”) and PetSmart Home Office, Inc. (“PetSmart”).

WHEREAS, Chewy and PetSmart executed that certain Master Purchase Agreement dated February 7, 2019 (the “Agreement”); and

WHEREAS, the parties now desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, as well as, other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1.	This Amendment is effective as of May 15, 2019 (the “Amendment Effective Date”).

2.	The attached Addendum 1 “Commercial Terms and Marketing Support” is hereby added to the Agreement.

3.	Except as specifically modified in this Amendment, the Agreement shall remain unchanged and in full force and effect.

4.	If any term contained in this Amendment conflicts with any term contained in the Agreement or any previously executed amendment, the term contained in this Amendment shall prevail.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

6.

The parties acknowledge that they have read this Amendment and agree to be bound by its terms. The parties further agree that the above-described Agreement, together with each previously executed amendment, constitutes the entire agreement between the parties with respect to the subject matter therein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

CHEWY, INC.		PETSMART HOME OFFICE, INC.

By:	/s/ Susan Helfrick	By:	/s/ Michael Morant
Name:	Susan Helfrick	Name:	Michael Morant
Title:	General Counsel	Title:	VP

ADDENDUM 1

COMMERCIAL TERMS AND MARKETING SUPPORT

Pursuant to Section 2 of the Agreement, PetSmart and Chewy hereby agree to the following commercial terms, effective as of February 4, 2019 (“Addendum Effective Date”):

1.	Each party, as the Seller, provides the other party, as the Buyer, permission to market and sell the Seller’s Products on the
Buyer’s website(s) and in its stores.

2.	Seller will own the product development and sourcing related to its Products.

3.

Buyer will submit purchase orders to Seller’s designated manufacturers (“Manufacturers”) for the Products it wishes to purchase. Buyer will pay all undisputed invoices directly to Manufacturer for purchased Products unless otherwise directed by Seller. As reasonably requested by Seller, Buyer will provide purchasing forecasts to Seller and/or Seller’s Manufacturers.

4.

Buyer will pay Seller 15% of the Product cost for all Product sold net of returns, beginning as of the Addendum Effective Date. Buyer will report the number of units sold net of returns of Seller’s Products on a periodic basis. Seller will bill Buyer on a periodic basis by multiplying the 15% by the Product cost by the units sold net of returns (15% x Product cost x units sold net of returns).

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